EXHIBIT 99.1


  FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
  July 9, 1996                              Anna Rozenich 708/575-7316
                                            Emma Carrasco 708/575-6468



            ENRIQUE HERNANDEZ, JR. APPOINTED TO McDONALD'S BOARD


  OAK BROOK, IL -- Michael R. Quinlan, Chairman and Chief Executive Officer, McDonald's Corporation, announced today the appointment of Enrique Hernandez, Jr. to the company's Board of Directors.

       "Enrique is a strong addition to our Board. He brings us the benefit of his professional experience and his knowledge of the Hispanic community. Enrique's experience will be a tremendous asset to McDonald's as we continue to focus our efforts in satisfying every one of our customers and extending our global growth," said Quinlan.

       Hernandez has been President and Chief Executive Officer of Inter-Con Security Systems, Inc. since 1986. Inter-Con Systems is an Alhambra, California-based provider of global facility support services to government, utilities and industrial customers, employing 11,000 people worldwide.

       In addition to Inter-Con Systems, he is a principal partner and co-founder of Interspan Communications, a television broadcast company serving Spanish-speaking audiences. Prior to these endeavors, Hernandez worked as a corporate litigation attorney for Brobeck, Phleger and Harrison.

       Currently, Hernandez is the vice-chairman of the board of directors for the Childrens Hospital of Los Angeles. He also serves on the Board of Directors of Great Western Financial Corporation, the Los Angeles Convention and Visitors Bureau, the California Healthcare Foundation, and Pomona College.

       Hernandez is a graduate of Harvard University and Harvard Law School. He and his wife and their five children live in Los Angeles, CA.